Exhibit 99.1

KEY EMPLOYEE RETENTION PROGRAM AND
CHANGE IN CONTROL RELEASE AGREEMENT

This Key Employee Retention Agreement and Change in Control Release Agreement (“Agreement”), made and entered into by and among Mirant Corporation (“Mirant”), Mirant Services LLC (the “Company”) and J. William Holden (“Executive”), is effective on the eighth day following execution of this Agreement by Executive.

W I T N E S S E T H:

WHEREAS, Executive serves as Senior Vice President and Treasurer of the Company; and

WHEREAS, Executive, Mirant and Company are parties to that certain Change in Control Agreement dated April 2, 2001, as amended September 10, 2001 (the “Change in Control Agreement”); and

WHEREAS, Mirant has a Change in Control Benefit Plan Determination Policy effective as of April 2, 2001, as amended and restated as of February 19, 2002 (the “Policy”); and

WHEREAS, Executive may be entitled to receive benefits under any other policies, plans or agreements of Mirant or the Company in the event of a “Change in Control” (as that term is defined in the Policy) (any such benefits resulting solely and strictly from a Change in Control being hereinafter referred to as “Change in Control Benefits”); and

WHEREAS, Mirant and the Company desire to terminate and cancel the Change in Control Agreement, the Change in Control Benefits, and the Policy; and

WHEREAS, Mirant is willing to provide other benefits to Executive to which he would not otherwise be entitled in exchange for the terminations and modifications provided in this Agreement; and

WHEREAS, Executive agrees to the terminations and modifications provided in this Agreement in exchange for such other benefits.

NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Pursuant to and in conformance with the order of the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”), In re: Mirant Corporation, et al. (Case No. 03-46590), dated August 11, 2004 (the “Order”), the Change in Control Agreement is hereby terminated and cancelled and is no longer in effect between the parties.  Executive further agrees that he is herewith waiving any rights to the Change in Control Benefits contained in any Mirant or Company plans or agreements applicable to Executive.  In addition, Executive acknowledges that Mirant has terminated the Policy as it applies to him and all other employees of Mirant and the Company (except to the extent the parties to this Agreement rely on definitions contained in the Policy).

2.             In consideration for Executive’s Agreement and promises contained herein, Mirant and the Company agree that Executive will be entitled to participate in the Key Employee Retention Program (“KERP”) as described in Attachment A and in the above-referenced Order.

3.             Upon receipt of any severance payment as described in Attachment A, the Executive shall be deemed to have waived any right to treatment as an administrative claim any claims he may have on account of any retention agreement, employment agreement, severance agreement, and/or other employee benefit plan, excluding vested or accrued benefits under any court-approved pension or welfare plan.  However the Executive would maintain the right to a non-priority claim for any benefits or amounts due Executive as a result of the addition of five years of age and service to the pension plan previously granted under his prepetition retention agreement.

4.             The Executive for himself, his successors, heirs and assigns hereby forever releases and discharges Mirant and the Company, their officers, directors, employees, agents, corporate affiliates and successors (hereinafter “Releasees”), from any claims, causes of actions, contracts or liabilities whatsoever in law or in equity whether known or unknown or suspected to exist by Executive, which Executive has had or may now have against Releasees arising from or connected with the termination and cancellation of the Change in Control Agreement, the Policy, or the Change in Control Benefits.  Such claims or causes of action shall include, but not be limited to, claims under the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or any other federal, state or local laws dealing with employment discrimination or breach of contract.  The Executive specifically agrees that this Release extends to all claims of every nature and kind, whatsoever, known or unknown, past or present, which existed prior to the execution of this Agreement, involving or arising out of the termination and cancellation of the Change in Control Agreement, the Policy or the Change in Control Benefits.

5.             As part of this Agreement, Mirant and the Company waive any claims of the Debtors’ estates against the Executive for any recovery of amounts paid in connection with the initial funding of the annuity purchased on or around December 2003 on behalf of Executive to secure a portion of the Executive’s non-qualified benefits. Further, in the event the Executive receives any severance as provided or referenced herein, and specifically notwithstanding any contrary term, provision or requirement of this Agreement or any other agreement, policy or plan, there will be no reduction of such severance by an amount equal to the aggregate of eighteen (18) months of annuity payments, as previously ordered by the Bankruptcy Court.

6.             The release contained in this Agreement does not extend to any other benefits provided by Mirant or the Company or to any other agreements between the parties, except as specifically set forth herein.

7.             The parties acknowledge that this Agreement is a product of voluntary negotiations and that they fully understand the extent and impact of its provisions (especially that it is intended to release potentially valuable benefits to Executive).  In addition, Executive acknowledges that he has had an opportunity to consult with an attorney regarding this Agreement and that it has been recommended to him that he consult counsel.  Further, he acknowledges that he has been given twenty-one days to consider this Agreement prior to its execution.  Executive understands that he may revoke this Agreement at any time within seven (7) days following its execution.  EXECUTIVE STATES AND ACKNOWLEDGES THAT HE HAS READ THE FOREGOING AGREEMENT AND UNDERSTANDS THAT IT CONTAINS A GENERAL RELEASE OF ANY AND ALL CLAIMS WHICH HE MIGHT HAVE AGAINST RELEASEES IN CONNECTION WITH THE TERMINATION AND CANCELLATION OF THE CHANGE IN CONTROL AGREEMENT AND THE CHANGE IN CONTROL BENEFITS, AND THAT HE IS EXECUTING THIS AGREEMENT VOLUNTARILY.

8.             This Agreement is entered into in the State of Georgia and shall be governed by the laws thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

MIRANT CORPORATION			MIRANT SERVICES LLC

By:	/s/ Vance N. Booker		By:	/s/ Vance N. Booker
	Name:	Vance N. Booker		Name:	Vance N. Booker
	Title:	Senior Vice President Administration		Title:	Senior Vice President Administration
	Dated:	October 6, 2004		Dated:	October 6, 2004

EXECUTIVE

By:	/s/ J. William Holden III
J. William Holden III

Dated:	October 6, 2004

Attachment A for J. William Holden

KERP Total:

•                  You are eligible to earn up to 70% of your base salary, as effective August 11, 2004 (“Eligible Bonus”).

•                  If a plan of reorganization is filed by November 22, 2004, you will earn the full amount of your Eligible Bonus.

•                  With the passing of each month after November 22, 2004, for which a plan of reorganization is not filed, the Eligible Bonus (70%), is reduced by 10% of the original bonus (7.0%).

KERP Payment Dates

The total amount earned will be calculated when the plan of reorganization is filed. The awards will payout according to the following schedule:

Payment Schedule	Amount
1. Filing of a plan of reorganization	15% of Eligible Bonus
2. Confirmation of a plan of reorganization	35% of Eligible Bonus
3. Effective Date of a plan of reorganization	50% of Eligible Bonus

Each payment will be paid in the pay period in which it is earned, which is typically within 15 days.

Additional Terms of Key Employee Retention Program:

1.               A payment is forfeited if you voluntarily terminate your employment for any reason or if Mirant terminates you for cause prior to the payment dates.

2.               Participants must be actively employed on the date of a payment, unless terminated not for Cause, in order to receive the KERP payment.

3.               Should your employment with Mirant be terminated not for cause, you will be eligible to receive the full amount of your remaining KERP payments. You would receive these amounts at the regular dates of payout as stated previously.

4.               If terminated not for cause, you are eligible for severance benefits under the Company and/or Mirant severance program in place at the time of termination. As a reminder, the current severance plan has been extended for one-year from the date of emergence.

5.               If a KERP participant receives a payout under the severance plan, any distribution received on account of an allowed claim under any un-assumed employment and/or severance agreement shall be reduced by the total amount paid under the severance plan, subject to limitations under the bankruptcy code.

6.               Payment of the KERP award amount shall not be considered wages, salaries or compensation under any other benefit plan.

7.               All legally required taxes will be withheld from the KERP payments at the time of payment.